                                 REGISTRATION NUMBERS 333-30611 AND 333-30611-01

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                K N ENERGY, INC.                               K N CAPITAL TRUST I
 (Exact name of registrant as specified in its    (Exact name of registrant as specified in its
                    charter)                                  certificate of trust)
                     KANSAS                                          DELAWARE
(State of other jurisdiction of incorporation or (State or other jurisdiction of incorporation or
                 organization)                                    organization)
                   48-0290000                                       52-6850829
      (I.R.S. Employer Identification No.)             (I.R.S. Employer Identification No.)
                      4932
(Primary Standard Industrial Classification Code
                    Number)

                                MARTHA B. WYRSCH
               VICE PRESIDENT, DEPUTY GENERAL COUNSEL & SECRETARY
                             370 VAN GORDON STREET
                                P.O. BOX 281304
                         LAKEWOOD, COLORADO 80228-8304
                                 (303) 989-1740
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices and agent for service)
                             ---------------------
                                    Copy to:

                             C. MICHAEL HARRINGTON
                             VINSON & ELKINS L.L.P.
                             3600 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                    (713) 758-2148     (713) 615-5306 (FAX)
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


=====================================================================================================================
                                                                 PROPOSED
                                                                  MAXIMUM        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE      OFFERING PRICE        AGGREGATE           AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED         PER UNIT(1)     OFFERING PRICE(1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
8.56% Series B Capital Trust
  Pass-through Securities of K N
  Capital Trust I......................     $100,000,000           100%            $100,000,000          $30,304
---------------------------------------------------------------------------------------------------------------------
8.56% Junior Subordinated Deferrable
  Interest Debentures due April 15,
  2027 of K N Energy, Inc.(2)..........          --                 --                  --                 --
---------------------------------------------------------------------------------------------------------------------
Guarantee of K N Energy, Inc.(3).......          --                 --                  --                 --
---------------------------------------------------------------------------------------------------------------------
         Total.........................   $100,000,000(4)          100%          $100,000,000(4)       $30,304(5)
=====================================================================================================================


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.

(2) The 8.56% Junior Subordinated Deferrable Interest Debentures (the "Debentures") were originally purchased by K N Capital Trust I with the proceeds of the sale of 8.56% Series A Capital Trust Pass-through Securities (the "Old Capital Securities"). No separate consideration will be received for the Debentures distributed upon any liquidation of K N Capital Trust I.


(3) No separate consideration will be received for the Guarantee of K N Energy, Inc. ("K N")with respect to the Old Capital Securities and the 8.56% Series B Capital Trust Pass-through Securities (the "Exchange Capital Securities" and, together with the Old Capital Securities, the "Capital Securities") registered hereunder. The Guarantee, when taken together with K N's obligations under the Debentures, the Amended and Restated Declaration of Trust respecting K N Capital Trust I and the Indenture relating to the Debentures, including the obligation of K N to pay costs, expenses, debts and other liabilities of the K N Capital Trust I (other than with respect to the Capital Securities), provides a full and unconditional guarantee, on a subordinated basis, by K N of amounts due on the Capital Securities.



(4) Such amount represents the initial offering price of the Old Capital Securities exchangeable hereunder and the principal amount of Debentures that may be distributed to holders of Capital Securities upon any liquidation of K N Capital Trust I.



(5) Previously paid.

                             ---------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1997

PROSPECTUS

                              K N CAPITAL TRUST I

                               OFFER TO EXCHANGE

     8.56% SERIES B CAPITAL TRUST PASS-THROUGH SECURITIES(SM) (TRUPS(SM))*
                          FOR ANY AND ALL OUTSTANDING

     8.56% SERIES A CAPITAL TRUST PASS-THROUGH SECURITIES(SM) (TRUPS(SM))*

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                                K N ENERGY, INC.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON             , 1997, UNLESS EXTENDED.

    K N Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and K N Energy, Inc., a Kansas corporation ("K N" or the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $100,000,000 aggregate Liquidation Amount (as defined herein) of the 8.56% Series B Capital Trust Pass-through Securities(SM) (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of the outstanding 8.56% Series A Capital Trust Pass-through Securities(SM) (the "Old Capital Securities"), of which $100,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the Old Capital Securities and the Exchange Capital Securities (the "Exchange Guarantee"), and the Company is also exchanging all of its 8.56% Series A Junior Subordinated Deferrable Interest Debentures due April 15, 2027 (the "Old Subordinated Debt Securities"), of which $103,100,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.56% Series B Junior Subordinated Deferrable Interest Debentures due April 15, 2027 (the "Exchange Subordinated Debt Securities"), which Exchange Guarantee and Exchange Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Subordinated Debt Securities are collectively referred to herein as the "Old Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Subordinated Debt Securities are collectively referred to herein as the "Exchange Securities" and the exchange of the Old Securities for the Exchange Securities is collectively referred to herein as the "Exchange."

    The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Subordinated Debt Securities will not provide for any increase in the interest rate thereon. See "Description of the Capital Securities" and "Description of the Old Securities."

    Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Old Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that they will make this Prospectus available to any broker-dealer for use in connection with any such resale until at least the close of business on the 90th day following the Expiration Date (as defined herein). See "Plan of Distribution."

                                                 (Cover continued on next page.)

    SEE "RISK FACTORS" BEGINNING ON PAGE 18 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PERSONS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                 CRIMINAL ACT.

    The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). Any transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities. See "Description of the Capital Securities -- Restrictions on Transfer."
---------------

* Salomon Brothers Inc has filed applications with the United States Patent and Trademark Office for the registration of the "Capital Trust Pass-through Securities" and the "TRUPS" service marks.
               The date of this Prospectus is             , 1997.

(continued from cover page)

     The Exchange Capital Securities, the Exchange Subordinated Debt Securities and Exchange Guarantee are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of April 24, 1997 (the "Registration Agreement") among the Company, the Trust and Salomon Brothers Inc and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers"). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

     The Exchange Securities and the Old Capital Securities (together, the "Capital Securities") represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. Wilmington Trust Company is the Property Trustee and the Delaware Trustee of the Trust. The Trust exists for the sole purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) investing the proceeds from the sale of the Old Capital Securities and the Common Securities in the Old Subordinated Debt Securities,
(iii) exchanging the Old Subordinated Debt Securities for the Exchange Subordinated Debt Securities and (iv) engaging in other activities necessary, advisable or incidental thereto.


     The Subordinated Debt Securities (as defined herein) will mature on April 15, 2027 (the "Stated Maturity Date"). The Subordinated Debt Securities and the Guarantee (as defined herein) are unsecured obligations of the Company, and are subordinate and junior in right of payment to certain other existing and future indebtedness of the Company that, as of June 30, 1997, aggregated approximately $632 million. See "Description of the Guarantee -- General" and "Description of the Subordinated Debt Securities -- Subordination." The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of the Capital Securities -- Subordination of Common Securities."


     Except as described herein, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. See "Description of the Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfers."

     Holders of the Trust Securities will be entitled to receive cumulative cash distributions ("Distributions") at the annual rate of 8.56% of the liquidation amount of $1,000 per Trust Security (the "Liquidation Amount") accumulating from the date of original issuance (April 24, 1997) and payable (subject to the extensions of Distribution payment periods described below) semiannually in arrears on April 15 and October 15 of each year, commencing October 15, 1997. So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right to defer payments of interest on the Subordinated Debt Securities at any time and from time to time for a period not exceeding ten consecutive semiannual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. There could be multiple Extension Periods of varying lengths, each up to ten consecutive semiannual periods, throughout the term of the Subordinated Debt Securities. If and for so long as interest payments on the Subordinated Debt Securities are so deferred, Distributions on the Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and

(continued from cover page)


preferred stock) or to make any payment with respect to debt securities or certain guarantees of the Company that rank pari passu with or junior to the Subordinated Debt Securities. During an Extension Period, interest on the Subordinated Debt Securities will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8.56% per annum, compounded semiannually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of cash payments attributable to such interest income. See "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period" and "Material Federal Income Tax Consequences -- Interest Income and Original Issue Discount."


     The payment of Distributions on the Capital Securities out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Capital Securities, as set forth below, are guaranteed by the Company as described herein. The Guarantee, when taken together with the Company's obligations under the Declaration, the Subordinated Debt Securities and the Indenture (each as defined herein), including its obligation to pay costs, expenses, debts and other liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee, on a subordinated basis, by the Company of amounts due on the Capital Securities. See "Relationship Among the Capital Securities, the Subordinated Debt Securities and the Guarantee -- Full and Unconditional Guarantee." The Guarantee and the Common Guarantee (as defined herein) will guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of the Guarantee." If the Company fails to make a required payment on the Subordinated Debt Securities, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment to such holder of accrued but unpaid interest on Subordinated Debt Securities with a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder. See "Description of the Subordinated Debt Securities -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee, the Common Guarantee and the Subordinated Debt Securities are unsecured and subordinated and rank junior in right of payment to all present and future Senior Indebtedness of the Company to the extent and in the manner set forth in the Indenture and the Guarantees, respectively (as described in "Description of the Guarantee -- General" and "Description of the Subordinated Debt Securities -- Subordination").

     The Subordinated Debt Securities are redeemable, in whole or in part, by the Company at the Call Price (as defined herein), plus accrued and unpaid interest to the date of redemption, on or after April 15, 2007 (the "Optional Redemption"). In certain limited circumstances described herein, upon the occurrence and continuance of a Tax Event or the occurrence of an Investment Company Event (each as defined herein), the Subordinated Debt Securities also are redeemable by the Company, in whole or in part at any time, at (i) the Make-Whole Amount (as defined herein) in the case of a redemption upon the occurrence of a Tax Event or an Investment Company Event prior to April 15, 2007, or (ii) the Call Price in the case of a redemption upon the occurrence of a Tax Event or an Investment Company Event on or after April 15, 2007, in each case together with accrued and unpaid interest thereon to the date of the redemption (the Call Price payable upon an Optional Redemption and the price specified in clauses (i) and (ii) being referred to herein as the "Redemption Price" in relation to the Subordinated Debt Securities). Upon redemption by the Company or at maturity of the Subordinated Debt Securities, the Trust must redeem on a pro rata basis its Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed or matured at a redemption price equal to (i) $1,000 per Trust Security, if redeemed upon the maturity of the Subordinated Debt Securities, (ii) in the case of a redemption prior to April 15, 2007 following the occurrence of a Tax Event or an Investment Company Event, an amount per Trust Security equal to the

(continued from cover page)

Make-Whole Amount for a corresponding $1,000 principal amount of the Subordinated Debt Securities or (iii) in the case of any Optional Redemption of Subordinated Debt Securities or a redemption on or after April 15, 2007 following the occurrence of a Tax Event or an Investment Company Event, an amount per Trust Security equal to the product of $1,000 and the applicable percentage used to determine the Call Price for the Subordinated Debt Securities being redeemed, plus, in all cases, accrued and unpaid Distributions on such Trust Securities to the date of redemption (the price specified in clauses (i), (ii) and (iii) being referred to herein as the "Redemption Price" in relation to the Trust Securities). See "Description of the Capital
Securities -- Redemption," "Description of the Capital Securities -- Tax Event and Investment Company Event Redemption" and "Description of the Subordinated Debt Securities -- Optional Redemption."

     The Company, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities, on a pro rata basis, in accordance with the aggregate Liquidation Amount thereof, in liquidation of the Trust.

     In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, other than in connection with a redemption or the maturity of Subordinated Debt Securities (as described above), after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), the holders of the Capital Securities generally will be entitled to receive the stated Liquidation Amount thereof plus accrued and unpaid Distributions thereon to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities held by the Trust are distributed to the holders of the Trust Securities. The holders of the Common Securities will be entitled to receive distributions upon any liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "Description of the Capital Securities -- Liquidation of the Trust and Distribution of Subordinated Debt Securities."


     Based on existing interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters to third parties and subject to the two immediately following sentences, the Company and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and the Exchange Subordinated Debt Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Trust or the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities (including compliance with the selling security holder prospectus information requirements of Item 507 of Regulation S-K under the Securities Act) unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for

(continued from cover page)

Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.


     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Trust or the Company, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 90 days after the Expiration Date (subject to extension in certain limited circumstances set forth in the Registration Agreement) or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Trust or the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."


     Each broker-dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities (or the Exchange Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Company and the Trust have amended or supplemented this Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Company and the Trust have given notice that the sale of the Exchange Capital Securities (or the Exchange Subordinated Debt Securities, as applicable) may be resumed.

     Neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The Exchange Capital Securities will be a new issue of securities for which

(continued from cover page)

there currently is no market. Although each Initial Purchaser has informed the Company that it currently intends to make a market in the Exchange Capital Securities, it is not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Company and the Trust do not currently intend to apply for listing of the Exchange Capital Securities on the New York Stock Exchange.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable to the Old Capital Securities under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange prior to 5:00 p.m., New
York City time, on             , 1997 (such time and date being hereinafter
called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Old Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Each Exchange Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such Exchange Capital Securities or, if no Distribution Date has occurred, from April 24, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period, and will be deemed to have waived the right to receive such Distributions. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities." This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of the date of this Prospectus.

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds from Sale of Old Capital Securities" and "Plan of Distribution."


     As used herein, (i) the "Indenture" means the Indenture, dated as of April 24, 1997, as amended and supplemented from time to time, between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"), relating to the Subordinated Debt Securities, (ii) the "Declaration" means the Amended and Restated Declaration of Trust dated as of April 24, 1997 relating to the Trust among the Company, as Sponsor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"),

(continued from cover page)

Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Old Guarantee" means the Guarantee dated as of April 24, 1997 relating to the Old Capital Securities between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), (iv) the "Common Guarantee" means the Guarantee relating to the Common Securities by the Company, and (v) "Exchange Guarantee" means the Guarantee to be entered into between the Company and the Guarantee Trustee in respect of the Capital Securities. In addition, as the context may require, unless expressly indicated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the Exchange Capital Securities, (ii) "Subordinated Debt Securities" includes the Old Subordinated Debt Securities and the Exchange Subordinated Debt Securities, (iii) "Guarantee" includes the Old Guarantee and the Exchange Guarantee and (iv) "Guarantees" includes the Guarantee and the Common Guarantee.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Available Information.......................................    9
Incorporation of Certain Documents by Reference.............    9
Summary.....................................................   10
Risk Factors................................................   18
Use of Proceeds from Sale of Old Capital Securities.........   22
Ratios of Earnings to Fixed Charges.........................   22
Capitalization..............................................   23
The Company.................................................   24
The Trust...................................................   24
The Exchange Offer..........................................   25
Description of the Capital Securities.......................   34
Description of the Guarantee................................   50
Description of the Subordinated Debt Securities.............   53
Description of the Old Securities...........................   61
Relationship Among the Capital Securities, the Subordinated
  Debt Securities
  and the Guarantee.........................................   62
Material Federal Income Tax Consequences....................   64
ERISA Considerations........................................   68
Plan of Distribution........................................   69
Legal Matters...............................................   70
Experts.....................................................   70

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Web site can be accessed at http://www.sec.gov. In addition, similar information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust are owned, directly or indirectly, by the Company, a reporting company under the Exchange Act and (ii) the Trust is a newly formed special purpose entity that has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and holding as trust assets the Subordinated Debt Securities issued by the Company. See "Description of the Subordinated Debt Securities." In addition, the Company does not expect that the Trust will file reports, proxy statements or other information under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Amendment No. 1 thereto, filed by the Company with the Commission (File No. 1-6446) on March 12, 1997, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and its Current Reports on Form 8-K filed with the Commission on January 23 and 28, 1997, are incorporated herein by reference.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be incorporated by reference into this Prospectus and shall be deemed to be a part of this Prospectus from the date of filing of such documents. See "Available Information." Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or any supplement hereto or in any other subsequently filed incorporated document, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. The Company will provide, upon written or oral request, without charge, to each person to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to: K N Energy, Inc., 370 Van Gordon Street, P.O. Box 281304, Lakewood, CO 80228-8304, Attention: Treasurer. In order to ensure timely delivery of
documents, any such request should be made by        , 1997.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere or incorporated by reference in this Prospectus.

                              K N CAPITAL TRUST I

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the Declaration executed by the Company, as Sponsor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on April 4, 1997. The Trust's business and affairs are conducted by the Issuer Trustees, the Property Trustee, the Delaware Trustee and the three individual Administrative Trustees who are employees and officers of the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Old Subordinated Debt Securities issued by the Company, (iii) exchanging the Old Subordinated Debt Securities for the Exchange Subordinated Debt Securities and (iv) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities will be owned by the Company. The principal place of business of the Trust is c/o K N Energy, Inc., 370 Van Gordon Street, Lakewood, Colorado 80228, and its telephone number is (303) 989-1740.

                                  THE COMPANY

     The Company is an integrated energy services company with operations that include natural gas gathering, processing, marketing, field services, storage, transportation and energy commodity sales of natural gas and natural gas liquids ("NGLs") and power marketing. The Company also sells innovative products and services, such as its Simple Choice(SM) menu of products and call center services designed for consumers, utilities and commercial entities. The Company has operations in nine states in the Rocky Mountain and Mid-Continent regions.

     K N is a Kansas corporation which commenced operations in 1936. Executive offices of K N are located at 370 Van Gordon Street, Lakewood, Colorado 80228, and its telephone number is (303) 989-1740. As used herein, and unless the context otherwise requires, "K N" and the "Company" refer to K N Energy, Inc. and its subsidiaries.

                               THE EXCHANGE OFFER

The Exchange Offer.........  Up to $100,000,000 aggregate Liquidation Amount of
                             Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Agreement relating to the Old Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

Expiration Date............  5:00 p.m., New York City time, on             ,1997
                             unless the Exchange Offer is extended by the Company and the Trust, in which case the term
                             "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See
                             "The Exchange Offer -- Expiration Date; Extensions;
                             Amendments."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain conditions, which may be waived by the Company and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer."

                             The Company and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time,
                             (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and to retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

Withdrawal Rights..........  Tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Procedures for Tendering Old Capital Securities -- Withdrawal of Tenders."

Procedures for Tendering Old
  Capital Securities.......  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of such Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

                             Letters of Transmittal and certificates
                             representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

Resales of Exchange
Securities.................  Based on existing interpretations by the staff of the Commission and subject to the two immediately following sentences, the Company and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and, after the distribution thereof to the holders of the Capital Securities, the Exchange Subordinated Debt Securities issued pursuant to the Exchange Offer may be offered for resale, resold and transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Trust or the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters,
                             (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities (including compliance with the selling security holder prospectus information requirements of Item 507 of Regulation S-K under the Securities Act), unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.


                             Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Company, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
                             Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no- action letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Agreement and to the limitations described below under "The Exchange Offer -- Resales of Exchange Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 90 days after the Expiration Date (subject to extension as described in the Registration Agreement) or if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Company or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

                             Neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

Exchange Agent.............  The exchange agent with respect to the Exchange
                             Offer is Wilmington Trust Company (the "Exchange Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds from Sale of Old Capital Securities."


Material Federal Income Tax
  Consequences.............  Holders of Old Capital Securities should review the information set forth under "Material Federal Income Tax Consequences" prior to tendering Old Capital Securities in the Exchange Offer.


                            THE EXCHANGE SECURITIES

Securities Offered.........  Up to $100,000,000 aggregate Liquidation Amount of the Trust's 8.56% Series B Capital Trust
                             Pass-through Securities(SM) which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The Exchange Capital Securities will be issued, and the Old Capital Securities were issued, under the Declaration. The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single class of Capital Securities under the Declaration and, accordingly, will vote together for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the Capital Securities -- General." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer," "Description of the Capital Securities" and "Description of the Old Securities."

General....................  The Exchange Capital Securities will represent undivided beneficial interests in the Trust's assets, which consist solely of Subordinated Debt Securities. The Subordinated Debt Securities mature on April 15, 2027, unless the Subordinated Debt Securities are redeemed by the Company prior to such maturity as described under "Description of the Capital Securities -- Redemption" and "Description of the Capital Securities -- Tax Event and Investment Company Event Redemption."

Distributions..............  The Distributions payable on the Exchange Capital
                             Securities will be fixed at a rate per annum of 8.56% of the Liquidation Amount of $1,000 per Capital Security and will accumulate from the date of original issuance of the Old Capital Securities, April 24, 1997, and (subject to the extensions of Distribution payment periods described below) will be payable semiannually, in arrears, on April 15 and October 15 of each year, commencing October 15, 1997. See "Description of the Capital
                             Securities -- Distributions."


Option to Extend Interest
  Payment Period...........  So long as no Debenture Event of Default has occurred and is continuing, Distributions on the Trust Securities may be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the Subordinated Debt Securities. No Extension Period may exceed ten consecutive semiannual periods or extend beyond the Stated Maturity Date. See "Description of the Subordinated Debt
                             Securities -- Option to Extend Interest Payment Period" and "Material Federal Income Tax Consequences -- Interest Income and Original Issue Discount."


Liquidation................  The Company, as holder of the Common Securities, will have the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event), and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in liquidation of the Trust. In addition, the Trust will be automatically dissolved under certain other circumstances. See "Description of the Capital Securities -- Liquidation of the Trust and Distribution of Subordinated Debt Securities."

Liquidation Amount.........  In the event of the voluntary or involuntary dissolution of the Trust, the Trust shall be liquidated by the Administrative Trustees as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law (to the extent not satisfied by the Company), to the holders of the Trust Securities a

                             Like Amount (as defined herein) of the Subordinated Debt Securities. In the event such holders do not receive a Like Amount of Subordinated Debt Securities, such holders will be entitled to receive out of the assets of the Trust legally available for distribution, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "Description of the Capital
                             Securities -- Subordination of Common Securities."

Redemption of Trust
Securities.................  Upon the repayment of the Subordinated Debt
                             Securities, whether at maturity or upon early redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon the terms and conditions described herein. See "Description of the Capital
                             Securities -- Redemption."

Optional Redemption of
  Subordinated Debt
  Securities...............  K N has the right to redeem the Subordinated Debt
                             Securities on or after April 15, 2007, in whole at any time or in part from time to time, subject to the conditions described in "Description of the Subordinated Debt Securities -- Optional Redemption," at the Call Prices described herein, together with accrued and unpaid interest to the date of redemption. Upon the redemption of the Subordinated Debt Securities, the proceeds of such redemption will be applied by the Property Trustee to redeem a Like Amount of the Trust Securities pro rata at the applicable Redemption Price and upon the terms and conditions described herein. See "Description of the Capital
                             Securities -- Redemption."

Tax Event and Investment
  Company Event
  Redemption...............  If at any time a Tax Event occurs and is continuing, the Company may, within 90 days of the occurrence of such Tax Event, redeem the Subordinated Debt Securities in whole or in part at the Make-Whole Amount, if such event occurs prior to April 15, 2007, or at the Call Price (as described herein) if such event occurs on or after April 15, 2007, in each case together with accrued and unpaid interest thereon to the date of redemption. If an Investment Company Event occurs, the Company may, within 90 days of the occurrence of such Investment Company Event, redeem the Subordinated Debt Securities in whole or in part at the Make-Whole Amount, if such event occurs prior to April 15, 2007, or at the Call Price, if such event occurs on or after April 15, 2007, in each case together with accrued and unpaid interest thereon to the date of redemption. See "Description of the Capital Securities -- Tax Event and Investment Company Event Redemption." Upon the redemption of the Subordinated Debt Securities, the proceeds of such redemption will be applied by the Property Trustee to redeem a Like Amount of the Trust Securities pro rata at the applicable Redemption Price, upon the terms and conditions described herein. See "Description of the Capital Securities -- Redemption."

The Guarantee..............  The payment of Distributions out of moneys held by the Trust, payments upon liquidation of the Trust and payments upon the redemption of the Capital Securities are guaranteed by the Company as described under "Description of the Guarantee." The Guarantee covers payments of Distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which funds will not be available except to the extent that the Company has made payments of interest (or premium, if any) or principal or other payments on the Subordinated Debt Securities. The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligation to pay costs, expenses, debts and other liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee, on a subordinated basis, by the Company of amounts due on the Capital Securities.


Ranking....................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described under "Description of the Capital Securities -- Subordination of Common Securities." The Exchange Subordinated Debt Securities will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of the Subordinated Debt Securities -- General." The Exchange Guarantee will constitute an unsecured obligation of the Company and will be subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee. See "Description of the Guarantee." As of June 30, 1997, Senior Indebtedness of the Company aggregated approximately $632 million.


Voting Rights..............  Holders of Exchange Capital Securities will have limited voting rights and, so long as no Debenture Event of Default has occurred and is continuing, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities. Holders of the Exchange Capital Securities will not be entitled to appoint, remove or replace the Administrative Trustees. See "Description of the Capital Securities -- Voting Rights; Amendment of the Declaration" and "-- Removal of Issuer Trustees; Appointment of Successors."

Ratings....................  The Exchange Capital Securities are expected to retain the "baa1" issued by Moody's Investors Service, Inc., the "BBB" issued by Standard and Poor's Rating Services and the "A-" issued by Fitch

                             Investors Service, Inc. in respect of the Old Capital Securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Absence of Market for the
  Exchange Capital
  Securities...............  The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although each of the Initial Purchasers of the Old Capital Securities has informed KN that it currently intends to make a market in the Exchange Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Trust and the Company do not currently intend to apply for listing of the Exchange Capital Securities on the New York Stock Exchange.


     For additional information with respect to the Exchange Securities, see "Description of the Capital Securities," "Description of the Subordinated Debt Securities," "Description of the Guarantee" and "Material Federal Income Tax Consequences."


                                  RISK FACTORS

     Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

     Holders of Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters in evaluating the Exchange Offer.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND SUBORDINATED DEBT SECURITIES


     The obligations of the Company under the Guarantee and under the Subordinated Debt Securities are unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company to the extent and in the manner set forth in the Indenture and the Guarantee, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default or (ii) in the event of the acceleration of the maturity of the Subordinated Debt Securities, until payment has been made on all Senior Indebtedness. As of June 30, 1997, Senior Indebtedness of the Company aggregated approximately $632 million. There are no terms in the Capital Securities, the Subordinated Debt Securities or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness which ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Subordinated Debt Securities -- Subordination."



     If the Company fails to make a required payment with respect to the Subordinated Debt Securities as a result of their subordination provisions, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities.



LACK OF PROTECTION UPON CHANGE OF CONTROL OF K N



     The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction (including such a transaction involving a change of control of the Company effected through stock ownership changes or changes in the directors of the Company) or other similar transactions involving the Company that may adversely affect such holders. See "Description of the Subordinated Debt Securities -- General."


OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

     So long as no Debenture Event of Default shall have occurred and be continuing, the Company shall have the right under the Indenture to defer payments of interest on the Subordinated Debt Securities at any time or from time to time for a period not exceeding ten consecutive semiannual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semiannual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate Distributions thereon at the rate of 8.56% per annum, compounded semiannually, to the extent permitted by applicable law, from the relevant payment date for such Distributions) during any such Extension Period.

     The Company may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semiannual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Subordinated Debt Securities (together with interest thereon at the annual rate of 8.56%, compounded semiannually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Capital Securities -- Distributions" and "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period."

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Capital Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Subordinated Debt Securities) may be more volatile than other securities on which OID accrues that do not have such rights. See "Material Federal Income Tax Consequences -- Sales of Capital Securities."


PROPOSED TAX LEGISLATION

     On February 6, 1997 the Clinton Administration released an explanation of its Fiscal 1998 Budget Proposal, which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain types of debt obligations (the "Administration's Proposal"). The Administration's Proposal would apply to debt obligations, such as the Subordinated Debt Securities, issued on or after the date of "first committee action" with respect to the Administration's Proposal if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's balance sheet or if such debt obligations have a maximum weighted average maturity of more than 40 years. Under current law, the Company will be able to deduct interest on the Subordinated Debt Securities, and as currently proposed the Administration's Proposal would not apply to the Subordinated Debt Securities, because they were issued prior to the date of "first committee action." Legislative proposals recently approved by the House Ways and Means Committee and the Senate Finance Committee did not include the Administration's Proposal. There can be no assurance, however, that current or future legislative proposals or final legislation will not adversely affect the ability of the Company to deduct interest on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Subordinated Debt Securities for cash, in which event the holders of Capital Securities would receive cash in redemption of their Capital Securities. See "Description of the Capital Securities -- Tax Event and Investment Company Event Redemption" and "Description of the Subordinated Debt Securities -- Optional Redemption."

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION

     Upon the occurrence of a Tax Event or an Investment Company Event, the Company will have the right to redeem the Subordinated Debt Securities, in whole or in part, subject to the conditions described in "Description of the Capital Securities -- Tax Event and Investment Company Event Redemption," at the Redemption Prices described herein, and therefore to cause a mandatory redemption of a Like Amount of Trust Securities at corresponding Redemption Prices. See "Description of the Capital Securities -- Redemption" and "-- Tax Event and Investment Company Event Redemption" and "Description of the Subordinated Debt Securities -- Optional Redemption."

DISTRIBUTION OF SUBORDINATED DEBT SECURITIES

     The Company, as the holder of the Common Securities, will have the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the

Company), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. Moreover, upon the occurrence of a Tax Event or an Investment Company Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Material Federal Income Tax Consequences -- Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust."


POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Subordinated Debt Securities, such holders should carefully review all the information regarding the Subordinated Debt Securities contained herein. See "Description of the Capital Securities -- Redemption" and "-- Liquidation of the Trust and Distribution of the Subordinated Debt Securities" and "Description of the Subordinated Debt Securities."


RIGHTS UNDER THE GUARANTEE BOTH SUBORDINATED AND LIMITED TO FUNDS AVAILABLE TO TRUST



     Wilmington Trust Company will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of Capital Securities. Wilmington Trust Company also acts as both Property Trustee and Delaware Trustee under the Declaration and as Debenture Trustee under the Indenture. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions that are required to be paid on the Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the Redemption Price, including all accumulated and unpaid Distributions, with respect to Capital Securities called for redemption by the Trust, to the extent the Trust has funds on hand legally available therefor, and (iii) upon a voluntary or involuntary dissolution and liquidation of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Subordinated Debt Securities. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debt Securities, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Capital Securities would rely on the enforcement (1) by the Property Trustee of its rights as registered holder of the Subordinated Debt Securities against the Company pursuant to the terms of the Subordinated Debt Securities or (2) by such holders of their right against the Company to enforce payments on the Subordinated Debt Securities. See "Description of the Capital
Securities -- Events of Default; Notice," "Description of the Guarantee" and "Description of the Subordinated Debt Securities."



LIMITED VOTING RIGHTS


     Holders of Capital Securities will have limited voting rights and, so long as no Debenture Event of Default has occurred and is continuing, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Capital
Securities -- Voting Rights; Amendment of the Declaration."


CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES


     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     The Registration Agreement provides, under certain circumstances, for additional interest to become payable in respect of the Old Subordinated Debt Securities as liquidated damages, and for corresponding additional Distributions to become payable in respect of the Old Capital Securities. Following consummation of the Exchange Offer, any outstanding Old Capital Securities will not be entitled to any increase in the Distribution rate thereon.

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single class of Capital Securities under the Declaration and, accordingly, will vote together for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the Capital Securities -- General."

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will remain subject to restrictions on transferability to the extent that they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities will generally be permitted to be resold or otherwise transferred by the holders thereof without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Company has been advised by each Initial Purchaser that it currently intends to make a market in the Exchange Capital Securities and the Old Capital Securities. However, neither Initial Purchaser is obligated to do so and any market-making activity with respect to the Exchange Capital Securities or the Old Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the Exchange Capital Securities or the Old Capital Securities. If an active public market does not exist for the Exchange Capital Securities or the Old Capital Securities, as the case may be, the market price and liquidity of such Capital Securities may be adversely affected.

     Future trading prices of the Capital Securities will depend on many factors, including, among other things, prevailing interest rates, results of operations of the Company and the market for similar securities. Under certain circumstances, the Capital Securities may trade at a discount.

     Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Issuance of Exchange Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Capital Securities desiring to tender such Old Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

              USE OF PROCEEDS FROM SALE OF OLD CAPITAL SECURITIES

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

     The net proceeds to the Trust from the offering of the Old Capital Securities was $100,000,000 (exclusive of the Initial Purchasers' discount and other expenses associated with the offering paid by K.N.). All of the proceeds from the sale of the Common Securities and the Old Capital Securities were invested by the Trust in the Old Subordinated Debt Securities. The Company applied the net proceeds from the sale of the Old Subordinated Debt Securities to reduce short-term indebtedness incurred (i) to provide working capital and
(ii) to fund capital expenditures and acquisitions. The indebtedness repaid had an approximate weighted average annual interest rate of 5.7%.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown.


  SIX MONTHS         YEARS ENDED DECEMBER 31,
    ENDED        --------------------------------
JUNE 30, 1997    1996   1995   1994   1993   1992
--------------   ----   ----   ----   ----   ----
     2.45        3.21   3.07   1.69   2.41   2.61


     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings are the sum of net income, taxes and fixed charges. Fixed charges are interest, amortization of debt discount, premium and expense, preferred stock dividends of a subsidiary, and the estimated interest portion of rental charges. The allowance for borrowed funds used during construction recognized for gas utility operations has been added to fixed charges and is included in earnings. A schedule setting forth the computation of the ratios of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization of the Company at June 30, 1997 on an historical basis, which reflects the issuance of the Capital Securities on April 24, 1997. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company and the notes thereto contained in K N's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and in its Quarterly Report on Form 10-Q for the three months ended June 30, 1997, which reports are incorporated by reference herein. See "Incorporation of Certain Documents by Reference."



                                                                  AS OF
                                                                JUNE 30,
                                                                  1997
                                                              -------------
                                                               (UNAUDITED)
                                                              (IN MILLIONS)
Short-Term Debt(1)..........................................    $  219.4
                                                                ========
Long-Term Debt, Excluding Current Maturities................    $  412.9
Company-Obligated Mandatorily Redeemable Capital Trust
  Pass-through Securities of Subsidiary Trust(2)............       100.0
                                                                --------
Preferred Stock.............................................         7.0
                                                                --------
Common Stockholders' Equity:
  Common Stock, $5 par value, authorized 50,000,000 shares,
     31,343,368 outstanding shares..........................       156.7
  Additional Paid-in Capital................................       247.4
  Retained Earnings.........................................       156.9
  Deferred Compensation.....................................        (9.0)
  Treasury Stock, at Cost (26,533 shares)...................        (1.0)
                                                                --------
          Total Common Stockholders' Equity.................       551.0
                                                                --------
          Total Capitalization..............................    $1,070.9
                                                                ========


---------------


(1) Includes $19.1 million of current maturities of long-term debt and $200.3 million of notes payable.


(2) As described herein, the sole assets of the Trust are the Subordinated Debt Securities with a principal amount of $103.1 million. The Subordinated Debt Securities bear interest at the rate of 8.56% per annum and will mature on April 15, 2027. The Company owns all of the Common Securities of the Trust. Upon redemption of the Subordinated Debt Securities, the Capital Securities will be mandatorily redeemable.

                                  THE COMPANY

     The Company is a Kansas corporation which commenced operations in 1936. K N is an integrated energy services company with operations that include natural gas gathering, processing, marketing, field services, storage, transportation and energy commodity sales of natural gas and NGLs and power marketing. The Company also sells innovative products and services, such as its Simple Choice(SM) menu of products and call center services designed for consumers, utilities and commercial entities. The Company has operations in nine states in the Rocky Mountain and Mid-Continent regions.

     The executive offices of K N are located at 370 Van Gordon Street, Lakewood, Colorado 80228, and its telephone number is (303) 989-1740.

     Additional information concerning the Company is included in the Company reports and other documents incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of March 31, 1997, executed by the Company, as sponsor (the "Sponsor"), the Delaware Trustee and the Administrative Trustee named therein (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 4, 1997. The Initial Declaration was replaced by an amended and restated declaration of trust executed as of the Issue Date by the Company, as Sponsor, and the Issuer Trustees (as defined herein) (the "Declaration"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, and effecting the Exchange Offer for the Exchange Capital Securities,
(ii) investing the gross proceeds from the sale of the Old Capital Securities and Common Securities in the Old Subordinated Debt Securities, (iii) exchanging the Old Subordinated Debt Securities for the Exchange Subordinated Debt Securities and (iv) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Subordinated Debt Securities are the sole assets of the Trust and payments under the Subordinated Debt Securities are the sole revenues of the Trust. All of the Common Securities are owned directly by the Company. The Common Securities rank pari passu, and any payments will be made thereon pro rata, with the Capital Securities except that upon the occurrence and during the continuance of a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payments from the Trust in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of the Capital Securities--Subordination of Common Securities." On the Issue Date, the Company acquired Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may dissolve earlier as provided in the Declaration. The Company, as holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), cause the Subordinated Debt Securities to be distributed to holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust.

     The Trust's business and affairs are conducted by trustees (the "Issuer Trustees") appointed by the Company as the direct holder of the Common Securities. The Issuer Trustees are Wilmington Trust Company, as the property trustee (the "Property Trustee"), Wilmington Trust Company, as the Delaware trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees"), each of whom is an employee and officer of K N. Pursuant to the Declaration, the Delaware Trustee is an entity that maintains its principal place of business in the State of Delaware. Wilmington Trust Company, as Property Trustee, acts as sole indenture trustee under the Declaration. The Property Trustee holds title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, the Property Trustee maintains exclusive control of a separate, segregated, non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities out of funds from the Property Account. Wilmington Trust Company also acts as indenture trustee under the Guarantee and the Indenture. See "Description of the Guarantee" and "Description of the Subordinated Debt Securities." The holder of the Common Securities or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Company will pay all fees, expenses, debts and obligations related to the Trust and the offering of the Capital Securities, including all fees and expenses in connection with the Exchange Offer and all ongoing costs and expenses of the Trust (other than with respect to the Trust Securities).

     The principal place of business of the Trust is c/o K N Energy, Inc., 370 Van Gordon Street, P.O. Box 281304, Lakewood, Colorado 80228-8304, Attention:
Chief Financial Officer.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed, among other things, to use their best efforts to file and to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Old Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated within a specified period after the date the Old Capital Securities were issued, then both the Distribution rate borne by the Old Capital Securities and the interest rate borne by the Old Subordinated Debt Securities will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

     The Exchange Offer is not being made to, nor will the Company or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by the nominee of DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Company will exchange, as soon as practicable after the draft hereof, the Old Guarantee for the Exchange Guarantee and all of the Old Subordinated Debt Securities, of which $103,100,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the Exchange Subordinated Debt Securities. The Exchange Subordinated Debt Securities and the Exchange Guarantee have been registered under the Securities Act.

TERMS OF THE EXCHANGE

     The Company and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date and not properly withdrawn, in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $100,000,000 of Exchange Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $100,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE ISSUER TRUSTEES MAKE ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
            , 1997 unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" has occurred or exists or has not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Procedures for Tendering Old Capital Securities -- Withdrawal of Tenders," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company or the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by applicable law.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company or the Trust may choose to make any public announcement and subject to applicable law, neither the Company nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent". In addition, either (i) certificates for such Old Capital Securities must be received by the Exchange Agent or (ii) a timely confirmation of a book-entry transfer ("Book-Entry Confirmation") of such Old Capital Securities, if that procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent, in each case prior to 5:00 p.m., New York City time, on the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures set forth below.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     The tender by a holder of Old Capital Securities that is not withdrawn before 5:00 p.m., New York City time, on the Expiration Date will constitute an agreement between such holder and the Company and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Any beneficial owner whose Old Capital Securities are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on its own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering Old Capital Securities certificates, either make appropriate arrangements to register ownership of the Old Capital Securities in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     If fewer than all of the Old Capital Securities held by a holder are tendered, such tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Signatures. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal, or a notice of withdrawal, as the case may be, are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company or the Trust, proper evidence satisfactory to the Company or the Trust, in its sole discretion, of such person's authority to so act must be submitted.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

     The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     Acceptance of Old Capital Securities for Exchange; Delivery of Exchange Capital Securities. Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal of Tenders") promptly after the Expiration Date.

     In all cases, delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a Book-Entry Confirmation (as defined below), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Company or the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust (and subject to applicable law), retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal of Tenders."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

     Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal, or of a Book-Entry Confirmation with respect to such Old Capital Securities. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, Book-Entry Confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with in order for such Old Capital Securities to be properly tendered.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place for sending a signed, hard copy of the Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Capital Securities through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (i) such tenders are made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Withdrawal of Tenders. Tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For withdrawal to be effective, a written electronic ATOP transmission notice of withdrawal (for DTC participants) must be received by the Exchange Agent at one of its addresses set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Capital Securities to be withdrawn,
(ii) identify the Old Capital Securities to be withdrawn (including the certificate number or numbers and Liquidation Amount of such Old Capital Securities) and (iii) where physical certificates for Old Capital Securities have been transmitted, specify the name in which any such Old Capital Securities are registered, if different from that of the withdrawing holder. If physical certificates for Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed, as necessary. If Old Capital Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Capital Securities and otherwise comply with DTC's procedures. All questions as to validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company or the Trust, whose determination shall be final and binding on all parties. Any Old Capital Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old

Capital Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Capital Securities tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Capital Securities will be credited to an account maintained with DTC for the Old Capital Securities) as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Capital Securities may be retendered by following one of the procedures described above at an time prior to 5:00 p.m., New York City time, on the Expiration Date.

RESALES OF EXCHANGE CAPITAL SECURITIES

     Based on existing interpretations by the staff of the Commission and subject to the two immediately following sentences, the Company and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and, after distribution thereof to the holders of Capital Securities, the Exchange Subordinated Debt Securities issued pursuant to this Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Trust or the Company (within the meaning of Rule 405 under the Securities
Act) or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Company, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Agreement and to the limitations set out herein, the Company and the Trust have agreed that this

Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 90 days after the Expiration Date (subject to extension in certain limited circumstances set forth in the Registration Agreement) or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Trust or the Company, within the meaning of such term under Rule 405 of the Securities Act, may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction including compliance with the selling security holder prospectus information requirements of Item 507 of Regulation S-K under the Securities Act.


     In that regard, each broker-dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities (or the Exchange Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Company and the Trust have amended or supplemented this Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Company and the Trust have given notice that the sale of the Exchange Capital Securities (or the Exchange Subordinated Debt Securities, as applicable) may be resumed. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Subordinated Debt Securities, as applicable) it shall extend the 90 day period referred to in the immediately preceding paragraph during which such broker-dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities (or the Exchange Subordinated Debt Securities, as applicable) by the number of days during the period from and including the date of the giving of such notice to and including the date when such broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit such resales or to and including the date on which the Company and the Trust give notice that the sale of Exchange Capital Securities (or the Exchange Subordinated Debt Securities, as applicable) may be resumed.

     Neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from the Distribution Date with respect to such Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities or, if no such Distribution Date has occurred, from the original issue date of such Old Capital Securities (April 24, 1997), and such tendering holders will be deemed to have waived the right to receive any such Distributions. However, because Distributions on the Exchange Capital Securities will accumulate from the later of the Distribution Date of the Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities and the original issue date of the Old Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any

Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Trust or the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer; or

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer; or

          (d) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose; or

          (e) there is a reasonable likelihood in the Company's judgment that, or a material uncertainty exists in the Company's judgment as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Company.

     If the Company and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by applicable law.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                     Inquiries by Telephone: (302) 651-8869
                          By Facsimile: (302) 651-1079

        By mail/overnight delivery:                                  By hand:
          Wilmington Trust Company                           Wilmington Trust Company
          1100 North Market Street                     1105 North Market Street, 1st Floor
      Wilmington, Delaware 19890-0001                       Wilmington, Delaware 19890
              Attn: Jill Rylee                           Attn: Corporate Trust Operations

     Delivery to other than the above addresses in the manner prescribed for such address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Issuer Trustees have issued the Old Capital Securities and the Common Securities and will issue the Exchange Capital Securities. The Exchange Capital Securities will represent undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Securities" below. The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Delaware Business Trust Act and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Declaration.

GENERAL

     The Capital Securities (including the Old Capital Securities and the Exchange Capital Securities) will be limited to $100 million aggregate Liquidation Amount at any time outstanding. The Capital Securities will have equivalent terms to and will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities" below. Legal title to the Old Subordinated Debt Securities is, and legal title to the Exchange Subordinated Debt Securities will be, held by the Property Trustee in trust for the benefit of the Trust and the holders of the Capital Securities and the Common Securities. The payment of Distributions out of money held by the Trust, and payments upon redemption of the Capital Securities upon liquidation of the Trust, are guaranteed by the Company as described under "Description of the Guarantee." The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. In such event, the remedy of holders of the Capital Securities would be, through the vote of holders of a majority in Liquidation Amount of the Capital Securities, to direct the Property Trustee to enforce the Property Trustee's rights under the Subordinated Debt Securities except in the circumstances in which a holder of such Capital Securities may take Direct Action or otherwise enforce the Property Trustee's rights. See
"-- Events of Default; Notice."

     The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single class of Capital Securities under the Declaration and, accordingly, will vote together for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "Description of the Old Securities."

DISTRIBUTIONS

     Distributions on the Capital Securities will be payable semiannually in arrears on April 15 and October 15 of each year, commencing October 15, 1997, at the annual rate of 8.56% of the Liquidation Amount to the holders of the Capital Securities on the relevant record dates. The record dates will be the first day of the month in which the relevant Distribution Date (as defined herein) falls. Distributions on the Old Capital Securities accumulate from the date of original issuance, April 24, 1997, and the first Distribution Date thereon is October 15, 1997. Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from the Distribution Date with respect to such Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities or, if no such Distribution Date has occurred, from the original issue date of such Old Capital Securities, and such tendering holders will be deemed to have waived the right to receive any such Distributions. However, because Distributions on the Exchange Capital Securities will accumulate from the later of the Distribution Date of the Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities and the original issue date of the Old Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to close.

     So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Subordinated Debt Securities at any time and from time to time for a period not exceeding ten consecutive semiannual periods with respect to each Extension Period; provided that no Extension Period may end on a day other than an Interest Payment Date (as defined herein) or may extend beyond the Stated Maturity Date and no Extension Period may be initiated while accrued interest from a prior, completed Extension Period is unpaid. Upon any such election, semiannual Distributions on the Capital Securities will be also deferred by the Trust during such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will continue to accumulate additional Distributions thereon at the rate of 8.56% per annum, compounded semiannually, to the extent permitted by applicable law, from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

     During any Extension Period, pursuant to the Indenture, the Company may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures (as defined in the Indenture)) that rank pari passu with or junior in right of payment to the Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees (as defined in the Indenture)) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debt Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued and (f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans).

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semiannual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Administrative Trustees are required to give to any securities exchange or to holders of Capital Securities notice of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Company shall give notice of its election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

     Although the Company may in the future exercise its option to defer payments of interest on the Subordinated Debt Securities, the Company has no such current intention.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments received from the Company under the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities -- General." If the Company does not make interest payments on the Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."

REDEMPTION


     The Subordinated Debt Securities will mature on April 15, 2027. As described in more detail below, the Subordinated Debt Securities may be redeemed by K N in whole or in part, at any time and from time to time, at a Redemption Price equal to (i) the Make-Whole Amount in the case of a redemption upon the occurrence of a Tax Event or an Investment Company Event prior to April 15, 2007, or (ii) the Call Price in the case of a redemption upon the occurrence of a Tax Event or an Investment Company Event on or after April 15, 2007, in each case together with accrued and unpaid interest thereon to the date of the redemption. K N will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with any redemption of the Subordinated Debt Securities by K N.

     In addition, the Subordinated Debt Securities may be redeemed by the Company, in whole or in part, at any time and from time to time on or after April 15, 2007, at the Redemption Prices (expressed as a percentage of the principal amount) specified below for the indicated Stated Maturity Date:

 IF REDEEMED DURING THE
12-MONTH PERIOD BEGINNING
        APRIL 15,                                                         CALL PRICE
-------------------------                                                 ----------
          2007..........................................................   104.280%
          2008..........................................................     103.852
          2009..........................................................     103.424
          2010..........................................................     102.996
          2011..........................................................     102.568
          2012..........................................................     102.140
          2013..........................................................     101.712
          2014..........................................................     101.284
          2015..........................................................     100.856
          2016..........................................................     100.428

and thereafter at 100% of the principal amount (each a "Call Price"), in each case together with accrued and unpaid interest thereon to the date of redemption.

     Upon the repayment in full at maturity or redemption in whole or in part of the Subordinated Debt Securities (other than following the distribution of the Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem on a pro rata basis (i) at $1,000 per Trust Security, plus accumulated and unpaid Distributions to the date of redemption (in the case of repayment at maturity) or (ii) at the applicable Redemption Price (in the case of payment on redemption), plus accumulated and unpaid Distributions to the date of redemption, Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Subordinated Debt Securities). See "Description of the Subordinated Debt Securities -- Optional Redemption." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities held in book-entry form will be redeemed in accordance with the procedures of DTC as described under "-- Form, Denomination, Book-Entry Procedures and Transfer."

TAX EVENT AND INVESTMENT COMPANY EVENT REDEMPTION

     As described in more detail below, upon the occurrence of a Tax Event or an Investment Company Event, the Company will be entitled, under certain circumstances, to redeem the Subordinated Debt Securities and cause the redemption of the Trust Securities. For purposes of a Tax Event or an Investment Company Event and the redemption procedures applicable thereto, reference to Subordinated Debt Securities shall include any Exchange Securities issued in exchange therefor.

     Upon the occurrence and continuance of a Tax Event or the occurrence of an Investment Company Event, the Company will have the right, within 90 days following the occurrence of such event, upon (a) not less than 30 days' notice to the Debenture Trustee, which notice shall be accompanied by an Officers' Certificate certifying that such event has occurred and (b) not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities in whole or in part, for cash, at (i) the Make-Whole Amount, in the case of a redemption upon the occurrence of a Tax Event or an Investment Company Event prior to April 15, 2007 or (ii) the Call Price, in the case of a redemption upon the occurrence of a Tax Event or an Investment Company Event on or after April 15, 2007, in each case together with accrued and unpaid interest thereon to the date of redemption. Following such redemption, Trust Securities with an aggregate Liquidation Amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the corresponding

Redemption Price, together with accumulated and unpaid Distributions thereon to the date of redemption.

     "Tax Event" means the receipt by the Administrative Trustees of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement or intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of this Offering Memorandum, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges, (ii) any portion of interest payable by the Company on the Subordinated Debt Securities is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes, or
(iii) the Company could become liable to pay, on the next date on which any amount would be payable with respect to the Subordinated Debt Securities, any Additional Amounts (as defined herein).

     "Investment Company Event" means the receipt by the Administrative Trustees of an opinion of counsel rendered by a law firm having a nationally recognized securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority ("Change in Investment Company Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in Investment Company Law becomes effective or is announced, enacted or promulgated on or after the date of this Offering Memorandum.

     The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of the Subordinated Debt Securities to be redeemed or (ii) as determined by the Quotation Agent (as defined herein), (a) the sum of the present values of the principal amount and premium payable as part of the Call Price with respect to a redemption of such Subordinated Debt Securities on April 15, 2007, together with the present values of all scheduled payments of interest on such Subordinated Debt Securities from the redemption date to April 15, 2007 (the "Remaining Life"), in each case discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined herein) less (b) accrued and unpaid interest on such Subordinated Debt Securities to the redemption date.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Remaining Life (if no maturity date is within three months before or after the Remaining Life, yields for the two published maturity dates most closely corresponding to the Remaining Life shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue

(expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus in each case (a) 1.25% if such redemption date occurs on or prior to April 24, 1998 and (b) 0.50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity date which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Quotation Agent" means Salomon Brothers Inc and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer" means: (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption due to each holder of Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the applicable Redemption Price, on and after the redemption date interest will cease to accrue on such Subordinated Debt Securities called for redemption.

     The rights of the Company described above if a Tax Event or an Investment Company Event occurs are in addition to the right of the Company, as the holder of the Common Securities, to dissolve the Trust at any time and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), cause the Subordinated Debt Securities to be distributed to holders of the Trust Securities. See "-- Liquidation of the Trust and Distribution of Subordinated Debt Securities."

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accumulated and unpaid Distributions have been paid on all such Capital Securities for all semiannual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will pay or cause the Paying Agent (as defined herein) to pay the Redemption Price to DTC. See "-- Form, Denomination, Book-Entry Procedures and Transfer" below. With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay or cause the Paying Agent to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See
"-- Payment and Paying Agent" below. Distributions payable on or prior to the redemption date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates occurring on or prior to such redemption date. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the Capital Securities called for redemption, then all rights of the holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any redemption date is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," (i) Distributions on Capital Securities called for redemption will accumulate on the Redemption Price at the then applicable rate, from the redemption date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the redemption date for purposes of calculating the applicable Redemption Price.

     In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities will be redeemed on a pro rata basis as described under "-- Form, Denomination, Book-Entry Procedures and Transfer."

     The Trust shall not be required to (i) issue, register the transfer of or exchange any Capital Security in registered certificated form during a period beginning at the opening of business 15 days before the mailing of any notice of redemption of Capital Securities and ending at the close of business on the date of such mailing or (ii) register the transfer of or exchange any Capital Security in registered certificated form so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws) the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the redemption date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Redemption Price, on and after the redemption date Distributions will cease to accrue on the Trust Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF SUBORDINATED DEBT SECURITIES

     The Liquidation Amount payable on the Capital Securities in the event of any liquidation of the Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Subordinated Debt Securities, subject to certain exceptions.

     The Company will have the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event) and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

     The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Subordinated Debt Securities to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as holder of the Common Securities); (iii) redemption of all of the Trust Securities as described under "-- Redemption" and "-- Tax Event and Investment Company Event Redemption above;
(iv) April 15, 2028, the expiration of the term of the Trust; (v) upon repayment of the Subordinated Debt Securities or at such time as no Subordinated Debt Securities are outstanding; or (vi) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in clause (i), (ii), (iv) or (vi) of the preceding paragraph, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law (to the extent not satisfied by the Company), to the holders of the Trust Securities a Like Amount of the Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law (to the extent not satisfied by the Company), an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities" below.

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Subordinated Debt Securities to be paid in accordance with their terms and (ii) with respect to a distribution of Subordinated Debt Securities upon the liquidation of the Trust, Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debt Securities are distributed.

     After the liquidation date is fixed for any distribution of Subordinated Debt Securities to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of Trust Securities issued in book-entry form, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent undivided beneficial interests in the Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities, until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Subordinated Debt Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if any Debenture Event of Default shall have occurred and be continuing, no payments in respect of any Distribution on, or payments upon liquidation, redemption, repurchase or otherwise with respect to, the Common Securities, shall be made until the holders of the Capital Securities shall be paid in full in cash the Distributions, Redemption Price, Liquidation Distribution and other payments to which they are entitled at such time.

EVENTS OF DEFAULT; NOTICE


     The occurrence of a Debenture Event of Default in respect of the Subordinated Debt Securities (see "Description of the Subordinated Debt Securities -- Debenture Events of Default, Waiver and Notice") constitutes an "Event of Default" under the Declaration. In the case of any Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default with respect to the Trust Securities shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf, including the right to direct the Property Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in Liquidation Amount of such Capital Securities have so directed the Property Trustee, a holder of record of such Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable (or in the case of redemption, the redemption date), then a holder of record of such Capital Securities may institute a legal proceeding (a "Direct Action") against the Company for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.


     Subject to certain limitations, within 30 Business Days after the occurrence of any Event of Default which is actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     Upon the occurrence of an Event of Default, the Property Trustee, so long as it is the sole holder of the Subordinated Debt Securities, will have the right under the Indenture to declare the principal of (or premium, if any) and interest on the Subordinated Debt Securities to be immediately due and payable.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "-- Liquidation of the Trust and Distribution of Subordinated Debt Securities" and "-- Subordination of Common Securities" above.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" below and "Description of the Guarantee -- Modification of the Guarantee;

Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Company and the Issuer Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or to add to the covenants, restrictions or obligations of the Company or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clauses (i) and (ii), such action shall not materially adversely affect the interests of the holders of the Trust Securities. Any amendment of the Declaration pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act; provided that, (A) without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date and (B) without the consent of each holder of Capital Securities, the Declaration may not be amended to restrict the right of a holder of Capital Securities to bring a Direct Action.

     If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in Liquidation Amount of the Capital Securities have so directed the Property Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable (or in the case of redemption, the redemption date), then a holder of record of Capital Securities may institute a Direct Action against the Company for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder. The Property Trustee shall notify all holders of the Capital Securities of any default actually known to the Property Trustee with respect to the Subordinated Debt Securities unless (x) such default has been cured prior to the giving of such notice or (y) the Property Trustee determines in good faith that the withholding of such notice is in the interest of the holders of such Capital Securities, except where the default relates to the payment of interest or principal of (or premium, if any) on any of the Subordinated Debt Securities.

     So long as any Subordinated Debt Securities are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Subordinated Debt Securities, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the

Subordinated Debt Securities or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities, where such consent shall be required to be made by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Trust Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of Trust Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Securities except by subsequent vote of such holders. In addition to obtaining the foregoing approvals of such holders of the Trust Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Event of Default under the Declaration.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     Unless an Event of Default under the Declaration shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of a majority in Liquidation Amount of the Common Securities. If an Event of Default under the Declaration has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default under the Declaration shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Company, as the holder of a majority in Liquidation Amount of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as a separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case such an Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described above under "-- Liquidation of the Trust and Distribution of Subordinated Debt Securities." The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) if the Trust is not the survivor, such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Subordinated Debt Securities, (iii) the Capital Securities or any Successor Securities issued in place of the Capital Securities are listed, or any such Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (A) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (B) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be classified as other than a grantor trust for U.S. federal income tax purposes, and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for the United States federal income tax purposes.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     In the event that Exchange Capital Securities are issued in certificated (i.e., non-global form), such Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and may be transferred or exchanged only in such blocks and in the manner and at the offices described below.

     The Exchange Capital Securities will be initially represented by one or more Capital Securities in registered, global form (collectively, the "Global Exchange Capital Securities"). The Global Exchange Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Exchange Capital Securities may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own fewer than 100 Exchange Capitals Securities. Beneficial interests in the Global Exchange Capital Securities may not be exchanged for Exchange Capital Securities in certificated forms except in the limited circumstances described under "-- Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities" below. In addition, transfer of beneficial interests in the Global Exchange Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Depositary Procedures

     DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchase of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Exchange Capital Securities, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the Liquidation Amount of the Global Exchange Capital Securities and (ii) ownership of such interests in the Global Exchange Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Capital Securities).

     Investors in the Global Exchange Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Exchange Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Capital Security to pledge such interest to persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-- Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities" below.

     Except as described below, owners of interests in the Global Exchange Capital Securities will not have Exchange Capital Securities registered in their names, will not receive physical delivery of Exchange Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

     Payments in respect of each Global Exchange Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Exchange Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital Securities represented by Global Exchange Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust nor the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust, the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Exchange Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Exchange Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Exchange Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Exchange Capital Securities for Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof. Neither the Trust nor the Company or the Property Trustee will have any responsibility for the performance by DTC or its Participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities

     A Global Exchange Capital Security is exchangeable for Exchange Capital Securities in certificated form if (i) DTC notifies the Trust that it is unwilling or unable to continue as clearing agency for the Global Capital Security or has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon falls to appoint a successor clearing agency within 90 days, (ii) the Trust in its sole discretion elects to cause the issuance of definitive certificated Capital Securities or (iii) there has occurred and is continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Exchange

Capital Security may be exchanged for certificated Exchange Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases certificated Exchange Capital Securities delivered in exchange for any Global Exchange Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, in blocks of at least $100,000, requested by or on behalf of the clearing agency (in accordance with its customary procedures).

RESTRICTIONS ON TRANSFER

     The Exchange Capital Securities will be issued, and may be transferred, whether before or after registration under the Securities Act, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

PAYMENT AND PAYING AGENT

     Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates. Payments in respect of the Exchange Capital Securities that are not held by the Depositary shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent for the Trust Securities (the "Paying Agent") shall initially be the Property Trustee. The Trust may appoint one or more additional paying agents acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees. In the event that the Property Trustee shall no longer be the Paying Agent, the Trust shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will initially serve as Registrar for the Exchange Capital Securities. Registration of transfers of Exchange Capital Securities will be effected without charge by the Registrar, but upon payment (with the giving of such indemnity as the Administrative Trustees may require) in respect of any tax or other government charges which may be imposed in relation to it.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after an Event of Default thereunder, shall exercise such rights and powers vested in it by the Declaration and use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action it is empowered to take under the Declaration following an Event of Default thereunder. The Property Trustee also serves as trustee under the Guarantee and the Indenture.

     Whenever in the exercise of its rights or powers or the performance of its duties under the Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, the Property Trustee
(i) may request instructions from the holders of the Capital Securities, which instructions may only be given by the holders of a majority, or such other proportion, in Liquidation Amount of the Capital Securities as would be entitled to direct the Property Trustee under the terms of such Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting on or in accordance with such instructions.

     The Company and certain of its subsidiaries may, from time to time, conduct certain banking transactions with the Property Trustee in the ordinary course of their business.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

GOVERNING LAW

     The Declaration and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust, the Declaration or the articles of incorporation of the Company, that each of the Company and the Administrative Trustees determine in their discretion to be necessary or desirable to achieve such end.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

     The Exchange Capital Securities are expected to retain the "BBB" rating issued by Standard & Poor's Rating Services, the "baa1" rating issued by Moody's Investors Service, Inc. and the "A-" issued by Fitch Investors Service, Inc. in respect of the Old Capital Securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                          DESCRIPTION OF THE GUARANTEE

     The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. Wilmington Trust Company acts as trustee ("Guarantee Trustee") under the Old Guarantee, and it will also act as trustee under the Exchange Guarantee. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the Exchange Guarantee. The Old Guarantee shall be of no further force or effect after such exchange. Unless otherwise expressly indicated, references in this section of the Prospectus to the "Guarantee" refer only to the Exchange Guarantee.


     The Guarantee has been qualified under the Trust Indenture Act. This summary of material provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and those provisions made a part of the Guarantee by the Trust Indenture Act. Copies of both the Old Guarantee and the Exchange Guarantee are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.


GENERAL

     The Company will irrevocably agree to pay in full, on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the Redemption Price with respect to any Capital Securities called for redemption, and any accumulated and unpaid Distributions to the date of redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary dissolution and liquidation of the Trust (unless the Subordinated Debt Securities are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "-- Status of the Guarantee" below. The Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Description of the Subordinated Debt
Securities -- General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company will, through the Guarantee, the Declaration, the Subordinated Debt Securities and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Subordinated Debt Securities and the Guarantee."

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to Common Securities (the "Common Securities Guarantee" or the

"Common Guarantee") to the same extent as the Guarantee, except that upon the occurrence and continuance of a Debenture Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to any payments made by the Company on or in respect of the Trust Securities under the Guarantee and the Common Securities Guarantee. A copy of the Common Securities Guarantee is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN COVENANTS OF THE COMPANY UNDER THE GUARANTEE

     In the Guarantee, the Company will covenant that, so long as any Capital Securities remain outstanding, if (1) a Debenture Event of Default shall have occurred and be continuing or would occur upon the taking of any action specified in clauses (i)-(iii) below, (2) there shall have occurred any event of which the Company has actual knowledge that (A) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (B) in respect of which the Company shall not have taken reasonable steps to cure, (3) the Company shall be in default under the Guarantee or (4) the Company shall have elected to exercise its right to extend the interest payment period under the Indenture and such extension shall be continuing, then the Company shall not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debt Securities or
(iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debt Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, and
(f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans).

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no consent will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

     The Guarantee will terminate (a) upon full payment of the applicable Redemption Price of the Capital Securities or (b) upon liquidation of the Trust, the full payment of amounts payable in accordance with the Declaration or distribution of the Subordinated Debt Securities to the holders of the Capital Securities. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. Subject to certain limited exceptions, the holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee after the holders of a majority in Liquidation Amount of the Capital Securities have so requested, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights and the obligations of the Company under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Subordinated Debt Securities. The Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder.

     The Guarantee will rank pari passu with the Subordinated Debt Securities and with all other guarantees (if any) issued by the Company after the Issue Date with respect to capital securities (if any) similar to the Capital Securities issued by other trusts that the Company may establish similar to the Trust. The Guarantee will constitute a guarantee of payment and not of collection. Therefore, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default and after the curing or waiving of all defaults that may have occurred with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Company and certain of its subsidiaries may, from time to time, conduct certain banking transactions with the Guarantee Trustee in the ordinary course of business.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES


     The Old Subordinated Debt Securities were issued, and the Exchange Subordinated Debt Securities will be issued, under an Indenture dated as of April 24, 1997 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of material terms and provisions of the Subordinated Debt Securities and the Indenture does not purport to be complete and, where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part.


     In certain circumstances, Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Capital Securities -- Liquidation of the Trust and Distribution of Subordinated Debt Securities." Until the liquidation of the Trust, each Subordinated Debt Security will be registered in the name of the Property Trustee and held by it in trust for the benefit of the holders of the Trust Securities. Notwithstanding the registration of the Exchange Subordinated Debt Securities under the Securities Act, the Exchange Subordinated Debt Securities may not be offered for resale, resold or otherwise transferred on behalf of the Trust without further compliance with the registration and prospectus delivery requirements of the Securities Act. If the Exchange Subordinated Debt Securities are distributed to the holders of Capital Securities, however, the Trust and the Company believe (based on existing interpretations by the staff of the Commission) such holders would be permitted, subject to certain limitations, to offer for resale, resell or transfer the Exchange Subordinated Debt Securities without further compliance with the registration and prospectus delivery requirements of the Securities Act. See "The Exchange Offer--Resales of Exchange Capital Securities."

GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Subordinated Debt Securities issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Subordinated Debt Securities for the Exchange Subordinated Debt Securities as soon as practicable after the date hereof. No Old Subordinated Debt Securities will remain outstanding after such exchange.

     The Subordinated Debt Securities will be issued in denominations of $1,000 and integral multiples thereof. The Subordinated Debt Securities will mature on April 15, 2027 (the "Stated Maturity Date").

     The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including additional interest on the amount thereof (to the extent permitted by law), compounded semiannually, and Additional Amounts (as defined herein), if any, on the Stated Maturity Date.

     The Subordinated Debt Securities will rank pari passu with all Other Debentures and will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See "-- Subordination" below. The Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Subordinated Debt Securities should look only to the assets of the Company for payments on the Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness. See "-- Subordination" below and "Risk Factors -- Ranking of Subordinate Obligations Under the Guarantee and Subordinated Debt Securities."


     The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction (including such a transaction involving a change of control of the Company effected through stock ownership changes or changes in the directors of the Company) or other similar transactions involving the Company that may adversely affect such holders.


SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Subordinated Debt Securities issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, or similar proceedings, the holders of Senior Indebtedness will first be entitled to receive payment in full in cash or other satisfactory consideration of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Subordinated Debt Securities, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full in cash or other satisfactory consideration of all such Senior Indebtedness before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the Subordinated Debt Securities.

     No payments on account of principal or premium, if any, or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or in the event the acceleration of the maturity thereof has been or would be permitted with notice or the passage of time, or if any judicial proceeding shall be pending with respect to any such default, until all amounts due or to become due on the Senior Indebtedness are paid in full in cash or other satisfactory consideration.

     "Indebtedness" shall mean (i) any obligation of, or any obligation guaranteed by, the Company for which the Company is responsible or liable as obligor or otherwise including principal, premium, and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Company and whether or not allowed as a claim in bankruptcy or similar proceedings) for (A) indebtedness of the Company for money borrowed, (B) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (C) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, but excluding trade account payables arising in the ordinary course of business, (D) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction or (E) any obligation referred to in (A) through (D) above of other persons secured by any lien on any property or asset of the Company and (ii) all indebtedness of the Company for obligations of the Company to make payments in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts), swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred.

     "Indebtedness Ranking on a Parity with the Subordinated Debt Securities" shall mean Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Subordinated Debt Securities in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Subordinated Debt Securities, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Subordinated Debt Securities.

     "Indebtedness Ranking Junior to the Subordinated Debt Securities" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Subordinated Debt Securities (and any other Indebtedness Ranking on a Parity with the Subordinated Debt Securities) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Subordinated Debt Securities, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Subordinated Debt Securities.

     "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed, incurred or guaranteed, except Indebtedness Ranking on a Parity with the Subordinated Debt Securities or Indebtedness Ranking Junior to the Subordinated Debt Securities, and any deferrals, renewals or extensions of such Senior Indebtedness.


     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued or entered into by the Company. As of June 30, 1997, Senior Indebtedness of the Company aggregated approximately $632 million.


OPTIONAL REDEMPTION

     The Company may redeem the Subordinated Debt Securities, in whole or in part, at any time and from time to time, on or after April 15, 2007, upon not less than 30 nor more than 60 days' notice, at the Call Price described under "Description of the Capital Securities -- Redemption," plus accrued and unpaid interest to the redemption date. In certain limited circumstances described herein, the Subordinated Debt Securities also are redeemable by the Company, in whole or in part at any time at (i) the Make-Whole Amount in the case of a redemption upon the occurrence of a Tax Event or an Investment Company Event prior to April 15, 2007, or (ii) the Call Price in the case of a redemption upon the occurrence of a Tax Event or an Investment Company Event on or after April 15, 2007, in each case together with accrued and unpaid interest thereon to the date of the redemption. See "Description of the Capital Securities -- Tax Event and Investment Company Event Redemption."

INTEREST

     The Subordinated Debt Securities will bear interest at the rate of 8.56% per annum of the principal amount thereof, payable semiannually in arrears on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing October 15, 1997, to the Person in whose name each Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the first day of the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Subordinated Debt Security will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day or, in the case of a redemption payment, on the immediately preceding Business Day if such succeeding Business Day would otherwise fall in the next calendar year (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate of 8.56% per annum, compounded semiannually. The term "interest," as used herein, includes any semiannual interest payments, interest on semiannual interest payments not paid on the applicable Interest Payment Date and Additional Amounts (as defined herein), as applicable.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time or from time to time during the term of the Subordinated Debt Securities to defer the payment of interest for a period not exceeding ten consecutive semiannual periods with respect to each Extension Period; provided that no Extension Period may end on a day other than an Interest Payment Date or may extend beyond the Stated Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon accrued at the annual rate of 8.56%, compounded semiannually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the Subordinated Debt Securities have been distributed to holders of the Trust Securities, holders of Subordinated Debt Securities (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

     During any such Extension Period, pursuant to the Indenture, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire. or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debt Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, and
(f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans).

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause the Extension Period to exceed ten consecutive semiannual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Property Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

ADDITIONAL AMOUNTS

     If at any time the Trust shall be required to pay any taxes, duties and other governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Amounts") on the Subordinated Debt Securities such additional amounts as shall be required in order that the net amounts received and retained by the Trust after paying any such taxes, duties and other governmental charges will equal the amounts the Trust and the Property Trustee would have received had no such taxes, duties and other governmental charges been imposed.

CERTAIN COVENANTS OF THE COMPANY

     The Company covenants in the Indenture that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debt Securities (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee or the Exchange Guarantee, (d) as a direct result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, and
(f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans) if at such time (1) a Debenture Event of Default shall have occurred and be continuing, or would occur upon the taking of any action specified in clauses (i) through (iii) above, (2) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (3) the Company shall be in default with respect to its payment of any obligations under the Guarantee or
(4) the Company shall have given notice of its election of an Extension Period or any extension thereof, as provided in the Indenture, or an extension period with respect to any Other Debentures, and shall not have rescinded such notice, or such Extension Period, or any extension thereof, or extension period with respect to Other Debentures, shall be continuing.

     The Company also covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person, unless: (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires such properties and assets by sale, conveyance, assignment, transfer, lease or disposition is a corporation, trust or partnership organized under the laws of the United States or any State or the District of Columbia, and such successor expressly assumes the Company's obligations on the Subordinated Debt Securities; (ii) immediately before and immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met. This provision shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to dispositions by the Company of all or substantially all of the consolidated properties and assets of the Company to any Person.

     Upon any consolidation by the Company with or merger by the Company into any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety to any Person in accordance with the conditions listed in the immediately preceding paragraph, the successor Person formed by such consolidation or into which the Company is merged or to which such disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and in the event of any such disposition, the Company, except in the case of a lease, shall be discharged of all obligations and covenants under the Indenture and the Subordinated Debt Securities and may be dissolved and liquidated.

     The general provisions of the Indenture do not afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company that may adversely affect holders of the Subordinated Debt Securities.

DEBENTURE EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture provides that any one or more of the following described events with respect to the Subordinated Debt Securities constitutes a "Debenture Event of Default":

          (a) default for 30 days in payment of any interest on the Subordinated Debt Securities, including any interest on accrued and unpaid interest (to the extent permitted by applicable law) or any Additional Amounts, when due, provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of the Indenture shall not constitute a default in the payment of interest for this purpose;

          (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities when due either at maturity, upon redemption, by declaration or otherwise;

          (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after written notice to the Company by the Debenture Trustee or to the Company and the Debenture Trustee by the holders of 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding;

          (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

          (e) the liquidation of the Trust, except in connection with the distribution of the Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamation, each as permitted by the Declaration.

     The Indenture provides that the Debenture Trustee may, under certain circumstances, withhold from the notice of default with respect to the Subordinated Debt Securities (except for any default in payment of principal of or interest or premium, if any, on the Subordinated Debt Securities) if the Debenture Trustee considers it in the interest of such holders to do so.

     The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the

Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     Prior to any declaration accelerating the maturity of the Subordinated Debt Securities, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities may, on behalf of the holders of all the Subordinated Debt Securities, waive any past default except a default in the payment of principal of or premium, if any, on or interest or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debt Security.

     No holder of any Subordinated Debt Security shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Debenture Trustee written notice of a continuing Debenture Event of Default and unless the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have given the Debenture Trustee a written request to institute such action, suit or proceeding and shall have offered to the Debenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Debenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided, however, that no holder of Subordinated Debt Securities shall have any right to prejudice the rights of any other holder of Subordinated Debt Securities, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of Subordinated Debt Securities. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of, premium, if any, and interest, on such Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

     The Indenture provides that the holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee; provided, however, that, except under certain circumstances, the Debenture Trustee may decline to follow any such direction if the Debenture Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Debenture Trustee in personal liability.

     The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

MODIFICATION OF THE INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Subordinated Debt Securities, amend or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Subordinated Debt Securities). The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding, to modify the Indenture in a manner affecting the rights of the holders of Subordinated Debt Securities; provided that no such modification may, without the consent of the holders of each outstanding Subordinated Debt Security so affected, (i) change the Stated Maturity Date or reduce the principal amount of the Subordinated Debt Securities or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Subordinated Debt Securities the holders of which are required to consent to any such modification of the Indenture.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Subordinated Debt Securities not previously delivered to the Debenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at maturity or upon redemption within one year, and the Company deposits with the Debenture Trustee funds, in trust, for the purpose and in amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the Stated Maturity Date or the date of redemption, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company and certain of its subsidiaries may, from time to time, conduct certain banking transactions with the Debenture Trustee in the ordinary course of business.

FORM, REGISTRATION AND TRANSFER

     If the Subordinated Debt Securities are distributed to the holders of the Trust Securities, the Subordinated Debt Securities may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Subordinated Debt Securities are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of the Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

RESTRICTIONS ON TRANSFER

     The Subordinated Debt Securities will be issued, and, if distributed to the holders of the Trust Securities in liquidation of the Trust, may be transferred, only in blocks having an aggregate principal amount of not less than $100,000. Any such transfer of Subordinated Debt Securities in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be holder of such Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Subordinated Debt Securities.

GOVERNING LAW

     The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium, if any, and any interest on Subordinated Debt Securities will be made at the office of the Debenture Trustee in Wilmington, Delaware, or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Subordinated Debt Securities or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Subordinated Debt Security will be made to the Person in whose name such Subordinated Debt Security is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Subordinated Debt Securities.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any or interest on any Subordinated Debt Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     Pursuant to the Declaration and the Indenture, if a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest or premium, if any, on or principal of the Subordinated Debt Securities on the due date, a holder of Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or premium, if any, or interest on the Subordinated Debt Securities, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph or as otherwise described under "Description of the Capital Securities -- Events of Default; Notice," available to the holders of the Subordinated Debt Securities.

                       DESCRIPTION OF THE OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the Exchange Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Subordinated Debt Securities will not provide for any increase in the interest rate thereon. The Registration Agreement provides that, under certain circumstances specified therein, interest on the principal amount of the Old Subordinated Debt Securities and Distributions on the Liquidation Amount of the Old Capital Securities will accrue or accumulate at an increased rate. The Exchange Securities are not, and upon consummation of the Exchange Offer any Old Capital Securities that remain outstanding will not be, entitled to any such additional interest or Distributions.

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                 SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

LIMITED PURPOSE OF THE TRUST

     The Capital Securities represent undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) investing the gross proceeds from the sale of the Old Capital Securities and Common Securities in the Old Subordinated Debt Securities, (iii) exchanging the Old Subordinated Debt Securities for the Exchange Subordinated Debt Securities and (iv) engaging in only those other activities necessary, advisable or incidental thereto.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Trust Securities, primarily because:
(i) the aggregate principal amount or Redemption Price of the Subordinated Debt Securities is equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under the Subordinated Debt Securities, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payment of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make the required payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

ENFORCEMENT OF RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     If the Guarantee Trustee fails to enforce the Guarantee after the holders of a majority in Liquidation Amount of the Capital Securities have so requested, a holder of any Capital Security may institute a legal proceeding against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Subordinated Debt Securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Subordinated Debt Securities would constitute an Event of Default under the Declaration.

RIGHTS UPON DISSOLUTION

     Unless the Subordinated Debt Securities are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the Trust after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Subordinated Debt Securities relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL


     In the opinion of Vinson & Elkins L.L.P., special United States federal income tax counsel to the Company and the Trust ("Tax Counsel"), the following are the material United States federal income tax consequences of the exchange of Old Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer and the ownership and disposition of Capital Securities. Except as otherwise noted, Tax Counsel's opinion only addresses the tax consequences to a person that acquired Old Capital Securities on their original issue at their original offering price and that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust which is not treated as a foreign estate or foreign trust for United States federal tax purposes (a "United States Person"). Tax Counsel's opinion does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (i) persons that are subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) United States Persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.



     Tax Counsel's opinion assumes that the Trust was formed and is maintained in compliance with the terms of the Declaration, that the transactions related to the original issuance of the Old Securities were consummated in accordance with the documents described in this Prospectus and that the Exchange will be effected in accordance with such documents. Further, Tax Counsel's opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Such changes may be retroactive and could result in tax consequences that vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts, and the authorities on which Tax Counsel's opinion is based are subject to various interpretations. It is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.


     HOLDERS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

     The Exchange will not be a taxable event for United States federal income tax purposes. Consequently, no taxable gain or loss will be recognized by a holder upon the receipt of Exchange Capital Securities in exchange for its Old Capital Securities, and such holder will have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in its Old Capital Securities immediately before such exchange.

CLASSIFICATION OF THE SUBORDINATED DEBT SECURITIES


     Tax Counsel is of the opinion that under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), the Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST


     Tax Counsel is of the opinion that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), the Trust will be classified for United States federal income tax purposes as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities will be considered the owner of an undivided interest in the Subordinated Debt Securities, and each holder will be required to include in its gross income any interest and original issue discount ("OID") accrued with respect to its allocable share of those Subordinated Debt Securities.


INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT


     Under Treasury regulations (the "Regulations"), a "remote" contingency that stated interest will not be timely paid on the Subordinated Debt Securities will be ignored in determining whether the Subordinated Debt Securities are issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest on the Subordinated Debt Securities is "remote" since, among other things, exercising that option would prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the Company intends to take the position that the Subordinated Debt Securities will not be considered to have been issued with OID and, accordingly, stated interest on the Subordinated Debt Securities generally will be taxable to a holder of Capital Securities as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting. Tax Counsel believes that this position is correct, although the Regulations are not completely clear and there are no authorities directly addressing the issue.


     If the Company were to exercise its option to defer payments of interest on the Subordinated Debt Securities, the Subordinated Debt Securities would at that time be treated for purposes of the OID rules as having been retired and reissued with OID equal to the sum of all future payments of stated interest on the Subordinated Debt Securities. If the Subordinated Debt Securities are treated as having been reissued with OID (either because the Company exercises its right to defer interest payments or because the likelihood of such exercise was not remote at the time of issuance), holders must include that OID in income on an economic accrual basis regardless of their method of tax accounting and regardless of the amount of interest received. Thus, the amount of income required to be recognized by a holder of Capital Securities with respect to a taxable period may exceed the Distributions received by such holder in such period. The amount of OID that accrues in any semiannual period will approximately equal the amount of interest that accrues in that semiannual period at the stated interest rate (including compounding). Accordingly, if the interest payment period is extended, holders will accrue OID approximately equal to the amount of the interest payment due at the end of the Extension Period on an economic accrual basis over the length of the Extension Period. A holder of Capital Securities that disposes of the Capital Securities during an Extension Period may suffer a loss because the market value of the Capital Securities likely will fall if the Company exercises its option to defer payments of interest on the Subordinated Debt Securities. To the extent the selling price is less than the holder's adjusted tax basis (which effectively will include all accrued but unpaid interest and OID), the holder will recognize a capital loss, which generally may not be used to offset ordinary income (including interest income or OID on the Subordinated Debt Securities).


     The Regulations have not yet been addressed in any court decisions or rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.


     Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

     The Company will have the right at any time to liquidate the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities. Under current law, such a distribution would, for United States federal income tax purposes, be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debt Securities equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Subordinated Debt Securities so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder.

     Under certain circumstances described herein (see "Description of the Capital Securities"), the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities" below.

SALES OF CAPITAL SECURITIES


     A holder that sells Capital Securities (including upon a redemption) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (for this purpose, the amount realized on the sale of a Capital Security does not include any amount attributable to accrued and unpaid interest not previously included in income, which will be taxable as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be the initial purchase price therefor increased by any OID accrued to the date of disposition and decreased by payments (other than stated interest that constitutes ordinary income at the time it is paid or accrued) received on the Capital Securities. Such gain or loss generally will be a capital gain or loss and generally will be mid-term capital gain or loss if the Capital Securities have been held more than one year, but not more than 18 months, and generally will be long-term capital gain or loss if the Capital Securities have been held more than 18 months. Under certain circumstances, mid-term capital gains and long-term capital gains of individuals are taxed at lower rates than ordinary income. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.



     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. For United States federal income tax purposes, a holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Subordinated Debt Securities are treated as issued with OID) and who disposes of its Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is a beneficial owner of a Capital Security that is not a United States Person and is not engaged in the conduct of a trade or business within the United States.

     Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) such United States Alien Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) such

United States Alien Holder is not a controlled foreign corporation that is related to the Company through stock ownership, within the meaning of the Code, and (c) either (A) such United States Alien Holder certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from such United States Alien Holder by it or by a Financial Institution between it and such United States Alien Holder and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security generally will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

PROPOSED TAX LEGISLATION

     On February 6, 1997, the Clinton Administration released an explanation of its Fiscal 1998 Budget Proposal, which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain types of debt obligations (the "Administration's Proposal"). The Administration's Proposal would apply to debt obligations, such as the Subordinated Debt Securities, issued on or after the date of "first committee action" with respect to the Administration's Proposal if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's balance sheet or if such debt obligations have a maximum weighted average maturity of more than 40 years. Under current law, the Company will be able to deduct interest on the Subordinated Debt Securities, and as currently proposed the Administration's Proposal would not apply to the Subordinated Debt Securities, because they were issued prior to the date of "first committee action." Legislative proposals recently approved by the House Ways and Means Committee and the Senate Finance Committee did not include the Administration's Proposal. There can be no assurance, however, that current or future legislative proposals or final legislation will not adversely affect the ability of the Company to deduct interest on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Subordinated Debt Securities for cash, in which event the holders of Capital Securities would receive cash in redemption of their Capital Securities. See "Description of the Capital Securities -- Tax Event and Investment Company Event Redemption" and "Description of the Subordinated Debt Securities -- Optional Redemption."

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Forms 1099-INT, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

ADDITIONAL INTEREST

     The Company does not anticipate that Additional Interest, Additional Amounts or Additional Distributions will be paid. However, if Additional Interest, Additional Amounts or Additional Distributions are paid, they will be taxable to the holder as ordinary income (possibly as interest income) in accordance with the holder's method of accounting for tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     "Backup" withholding at a rate of 31% will apply to payments of interest to a nonexempt holder unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions or otherwise establishes an exemption. Any amounts withheld from a holder of Capital Securities under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     The amount of interest paid or OID accrued on the Capital Securities by United States Persons (other than corporations and other exempt holders) will be reported to the IRS. In addition, payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Exchange Capital Securities, whether pursuant to the Exchange Offer or otherwise. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, whether the investment would constitute an improper delegation of fiduciary authority, and whether the investment would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. Unless exemptive relief is available, a violation of these "prohibited transaction" rules may result in an excise tax or other liabilities for such Parties in Interest. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust may be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire Exchange Capital Securities.

     If the Exchange Capital Securities were acquired and held by a Plan (or with the "plan assets" of such Plan) and the assets of the Trust were deemed to be "plan assets" of such Plan under the Plan Assets Regulation, certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to such Plan. For example, if the Company is a Party in Interest with respect to an investing Plan, extensions of credit between the Company and the Trust (as represented by the Subordinated Debt Securities and the Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available (see below). Because the assets of the Trust may be considered "plan assets" for ERISA purposes as a result of a Plan's acquisition and holding of Exchange Capital Securities, a Plan fiduciary should consider (a) whether powers which potentially may be exercised by any person or entity with respect to the Trust or its assets would result in such person or entity being potentially deemed to be a fiduciary and, therefore, a Party in Interest with respect to a Plan acquiring or holding Exchange Capital Securities and (b) if so, whether such acquisition and holding could result in a delegation of fiduciary authority which is impermissible under the Plan's governing instruments or any investment management agreement with the Plan. In making such determinations, a Plan fiduciary should note that prior to a Debenture Event of Default, the Issuer Trustees will have only limited custodial and ministerial authority with respect to the assets of the Trust.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Exchange Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because of the prohibited transaction exposures described above, the Exchange Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Exchange Capital Securities will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, with respect to such purchase or holding. See "Notice to Investors" herein. Further, the fiduciaries of any Plan or Plan Asset Entity which may purchase or hold any Exchange Capital Securities will be deemed as a result of such acquisition or holding to have (a) directed the Trust to invest in the Exchange Subordinated Debt Securities and (b) authorized and directed any of the actions taken or which may be taken with respect to the Trust, the Exchange Capital Securities by any of the Company, the Issuer Trustees, the Debenture Trustee or the Guarantee Trustee as contemplated by the Indenture, the Declaration, the Guarantee or the Common Guarantee.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Exchange Capital Securities on behalf of a Plan or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date (subject to extension in the circumstances described in the Registration Agreement), they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until             , 1997, all dealers effecting
transactions in the Exchange Securities may be required to deliver a prospectus.

     The Company and the Trust will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Exchange Capital Securities and the formation of the Trust will be passed upon on behalf of the Trust and the Company by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the Company. The validity of the Exchange Subordinated Debt Securities and the Exchange Guarantee will be passed upon on behalf of the Company by Vinson & Elkins L.L.P. Certain United States federal income taxation matters will be passed upon for the Company and the Trust by Vinson & Elkins L.L.P.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated herein by reference to its Annual Report on Form 10-K for the year ended December 31, 1996, as amended, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Kansas corporation. Section 17-6305 of the Kansas General Corporation Law provides that a Kansas corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit (including an action by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, including attorney fees, and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Article Ninth of the articles of incorporation of the Company requires the Company to provide substantially the same indemnification of its directors and officers as that authorized by Kansas General Corporation Law.

     The Amended and Restated Declaration of Trust provides, to the full extent permitted by applicable law, for indemnity of the Administrative Trustees, any Affiliate of any Administrative Trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any Administrative Trustee, or any officer, employee or agent of the Trust or its Affiliates (each a "Company Indemnified Person"), from and against losses and expenses incurred by such Company Indemnified Person in connection with any action, suite or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, except that if such action, suit or proceeding is by or in the right of the Trust, the indemnity shall be limited to expenses of such Company Indemnified Person.

     The Company has insurance policies which, among other things, include liability insurance coverage for directors and officers (including officers acting as Administrative Trustees), with a $200,000 corporate reimbursement deductible clause, under which directors and officers are covered against "loss" arising from any claim or claims which may be made against a director or officer by reason of any "wrongful act" in their respective capacities as directors and officers. "Loss" is defined so as to exclude, among other things, fines or penalties, as well as matters deemed uninsurable under the law pursuant to which the policy is to be construed. "Wrongful act" is defined to include any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or omission done or wrongfully attempted. The policy also contains other specific definitions and exclusions and provides an aggregate of more than $20,000,000 of insurance coverage.

ITEM 21. EXHIBITS.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          4.1            -- Restated Articles of Incorporation of the Company.
                            Incorporated herein by reference to Exhibit 3(a) to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1994.
          4.2            -- By-laws of the Company, as amended. Incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1994.

         *4.3            -- Indenture between the Company and Wilmington Trust
                            Company, as Debenture Trustee, dated as of April 24,
                            1997.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         *4.4            -- Amended and Restated Declaration of Trust among the
                            Company, Wilmington Trust Company, as Property Trustee
                            and Delaware Trustee, and the Administrative Trustees
                            named therein, dated as of April 24, 1997.
          4.5            -- Form of Capital Security certificate originally issued by
                            K N Capital Trust I on April 24, 1997 (included as
                            Exhibit A-1 of Exhibit 4.4).
          4.6            -- Form of Capital Security certificate to be issued by K N
                            Capital Trust I and registered under the Securities Act
                            of 1933 (included as Exhibit A-1 of Exhibit 4.4).
          4.7            -- Form of certificate for 8.56% Series A Junior
                            Subordinated Deferrable Interest Debenture due April 15,
                            2027 originally issued by the Company on April 24, 1997
                            (included as Exhibit A of Exhibit 4.3).
          4.8            -- Form of certificate for 8.56% Series B Junior
                            Subordinated Deferred Interest Debenture due April 15,
                            2027 to be issued by the Company and registered under the
                            Securities Act of 1933 (included as Exhibit A to Exhibit
                            4.3).
         *4.9            -- Series A Capital Securities Guarantee executed by the
                            Company and Wilmington Trust Company, as Guarantee
                            Trustee, as of April 24, 1997.
         *4.10           -- Form of Capital Securities Guarantee to be entered into by the Company and Wilmington Trust Company, as Guarantee
                            Trustee, and registered under the Securities Act of 1933.
         *4.11           -- Common Securities Guarantee of the Company dated as of
                            April 24, 1997.
         *4.12           -- Registration Rights Agreement, dated as of April 24, 1997 among the Company, K N Capital Trust I, Salomon Brothers
                            Inc and Merrill Lynch & Co.
        **5.1            -- Opinion and consent of Vinson & Elkins L.L.P. as to
                            legality of the Exchange Subordinated Debt Securities and
                            the Exchange Guarantee to be issued by the Company.
         *5.2            -- Opinion of special Delaware counsel as to legality of the
                            Exchange Capital Securities to be issued by K N Capital
                            Trust I.
          8.1            -- Opinion of Vinson & Elkins L.L.P. as to certain federal income tax matters (included in Exhibit 5.1).
       **12.1            -- Computation of ratio of earnings to fixed charges.
       **23.1            -- Consent of Arthur Andersen LLP.
         23.2            -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1).
         23.3            -- Consent of special Delaware counsel (included in Exhibit
                            5.2).
        *24.1            -- Powers of Attorney.
        *25.1            -- Form T-1 Statement of Eligibility of Wilmington Trust
                            Company to act as trustee under the Indenture.
        *25.2            -- Form T-1 Statement of Eligibility of Wilmington Trust
                            Company to act as trustee under the Amended and Restated
                            Declaration of Trust.
        *25.3            -- Form T-1 Statement of Eligibility of Wilmington Trust
                            Company to act as trustee under the Guarantee for the
                            benefit of the holders of the Capital Securities.
        *99.1            -- Form of Letter of Transmittal.
        *99.2            -- Form of Notice of Guaranteed Delivery.
        *99.3            -- Form of Exchange Agency Agreement.


---------------


 * Previously filed.



** Filed with this Amendment No. 1 to the Registration Statement.

ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of either registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against such registrant by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) Each registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the Prospectus, pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (c) Each registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, K N Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 13th day of August, 1997.


                                            K N CAPITAL TRUST I

                                            By:   /s/ CLYDE E. MCKENZIE
                                              ----------------------------------
                                                      Clyde E. McKenzie
                                                    Administrative Trustee

                                            By:   /s/ E. WAYNE LUNDHAGEN
                                              ----------------------------------
                                                      E. Wayne Lundhagen
                                                    Administrative Trustee


     Pursuant to the requirements of the Securities Act of 1933, K N Energy, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado on the 13th day of August, 1997.


                                            K N ENERGY, INC.

                                            By:   /s/ CLYDE E. MCKENZIE
                                              ----------------------------------
                                              Clyde E. McKenzie
                                              Vice President and Chief Financial
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 13, 1997.


                      SIGNATURE                                                 TITLE
                      ---------                                                 -----
(i) Principal executive officer:

                 /s/ LARRY D. HALL*                               Chairman of the Board, President
-----------------------------------------------------                and Chief Executive Officer
                   (Larry D. Hall)

(ii) Principal financial and accounting officer:

                /s/ CLYDE E. MCKENZIE                                 Vice President and Chief
-----------------------------------------------------                     Financial Officer
                 (Clyde E. McKenzie)

(iii) Directors:

              /s/ EDWARD H. AUSTIN, JR.*
-----------------------------------------------------
               (Edward H. Austin, Jr.)

                      SIGNATURE                                                 TITLE
                      ---------                                                 -----

                /s/ CHARLES W. BATTEY*
-----------------------------------------------------
                 (Charles W. Battey)

                /s/ STEWART A. BLISS*
-----------------------------------------------------
                 (Stewart A. Bliss)

               /s/ DAVID W. BURKHOLDER*
-----------------------------------------------------
                (David W. Burkholder)

               /s/ DAVID M. CARMICHAEL*
-----------------------------------------------------
                (David M. Carmichael)

               /s/ ROBERT H. CHITWOOD*
-----------------------------------------------------
                (Robert H. Chitwood)

                /s/ HOWARD P. COGHLAN*
-----------------------------------------------------
                 (Howard P. Coghlan)

                /s/ JORDAN L. HAINES*
-----------------------------------------------------
                 (Jordan L. Haines)

                  /s/ LARRY D. HALL*
-----------------------------------------------------
                   (Larry D. Hall)

                 /s/ WILLIAM J. HYBL*
-----------------------------------------------------
                  (William J. Hybl)

               /s/ EDWARD RANDALL, III*
-----------------------------------------------------
                (Edward Randall, III)

                /s/ R. GORDON SHEARER*
-----------------------------------------------------
                 (R. Gordon Shearer)

                 /s/ JAMES C. TAYLOR*
-----------------------------------------------------
                  (James C. Taylor)

                 /s/ H. S. TRUE, III*
-----------------------------------------------------
                  (H. S. True, III)

             *By: /s/ CLYDE E. MCKENZIE
  ------------------------------------------------
        (Clyde E. McKenzie, Attorney-in-Fact)

                                  EXHIBIT LIST


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------

          4.1            -- Restated Articles of Incorporation of the Company.
                            Incorporated herein by reference to Exhibit 3(a) to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1994.
          4.2            -- By-laws of the Company, as amended. Incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1994.
         *4.3            -- Indenture between the Company and Wilmington Trust
                            Company, as Debenture Trustee, dated as of April 24,
                            1997.
         *4.4            -- Amended and Restated Declaration of Trust among the
                            Company, Wilmington Trust Company, as Property Trustee
                            and Delaware Trustee, and the Administrative Trustees
                            named therein, dated as of April 24, 1997.
          4.5            -- Form of Capital Security certificate originally issued by
                            K N Capital Trust I on April 24, 1997 (included as
                            Exhibit A-1 of Exhibit 4.4).
          4.6            -- Form of Capital Security certificate to be issued by K N
                            Capital Trust I and registered under the Securities Act
                            of 1933 (included as Exhibit A-1 of Exhibit 4.4).
          4.7            -- Form of certificate for 8.56% Series A Junior
                            Subordinated Deferrable Interest Debenture due April 15,
                            2027 originally issued by the Company on April 24, 1997
                            (included as Exhibit A of Exhibit 4.3).
          4.8            -- Form of certificate for 8.56% Series B Junior
                            Subordinated Deferred Interest Debenture due April 15,
                            2027 to be issued by the Company and registered under the
                            Securities Act of 1933 (included as Exhibit A to Exhibit
                            4.3).
         *4.9            -- Series A Capital Securities Guarantee executed by the
                            Company and Wilmington Trust Company, as Guarantee
                            Trustee, as of April 24, 1997.
         *4.10           -- Form of Capital Securities Guarantee to be entered into by the Company and Wilmington Trust Company, as Guarantee
                            Trustee, and registered under the Securities Act of 1933.
         *4.11           -- Common Securities Guarantee of the Company dated as of
                            April 24, 1997.
         *4.12           -- Registration Rights Agreement, dated as of April 24, 1997 among the Company, K N Capital Trust I, Salomon Brothers
                            Inc and Merrill Lynch & Co.
        **5.1            -- Opinion and consent of Vinson & Elkins L.L.P. as to
                            legality of the Exchange Subordinated Debt Securities and
                            the Exchange Guarantee to be issued by the Company.
         *5.2            -- Opinion of special Delaware counsel as to legality of the
                            Exchange Capital Securities to be issued by K N Capital
                            Trust I.
          8.1            -- Opinion of Vinson & Elkins L.L.P. as to certain federal income tax matters (included in Exhibit 5.1).
       **12.1            -- Computation of ratio of earnings to fixed charges.
       **23.1            -- Consent of Arthur Andersen LLP.
         23.2            -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1).
         23.3            -- Consent of special Delaware counsel (included in Exhibit
                            5.2).
        *24.1            -- Powers of Attorney.
        *25.1            -- Form T-1 Statement of Eligibility of Wilmington Trust
                            Company to act as trustee under the Indenture.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
        *25.2            -- Form T-1 Statement of Eligibility of Wilmington Trust
                            Company to act as trustee under the Amended and Restated
                            Declaration of Trust.
        *25.3            -- Form T-1 Statement of Eligibility of Wilmington Trust
                            Company to act as trustee under the Guarantee for the
                            benefit of the holders of the Capital Securities.
        *99.1            -- Form of Letter of Transmittal.
        *99.2            -- Form of Notice of Guaranteed Delivery.
        *99.3            -- Form of Exchange Agency Agreement.


---------------


 * Previously filed.



** Filed with this Amendment No. 1 to the Registration Statement.